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                SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                               FORM S-8

                       REGISTRATION STATEMENT
                              UNDER
                      THE SECURITIES ACT OF 1933
                        ----------------------

                    COOL CAN TECHNOLOGIES, INC.
      (Exact Name of Registrant as Specified in Its Chapter)

     Minnesota                                           95-4705831
     ---------                                           -----------
(State of Incorporation)                             (I.R.S. Employer
                                                     Identification No.)

         4505 Las Virgenes Road, Suite 206, Calabasas, CA 91302
                       Telephone: (604) 688-8619
                       -------------------------
     (Address and Telephone Number of Principal Executive Offices)

                         2000 STOCK OPTION PLAN
                          ----------------------
                         (Full Title of the Plan)

    Cool Can Technologies, Inc., Attention:  Bruce Leitch, President
         4505 Las Virgenes Road, Suite 206, Calabasas, CA 91302
                       Telephone: (604) 688-8619
                       -------------------------
          (Name, Address and Telephone Number of Agent for Service)

                    CALCULATION OF REGISTRATION FEE

======================================================================
TITLE                           PROPOSED    PROPOSED
OF                              MAXIMUM     MAXIMUM
SECURITIES                      OFFERING    AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER   OFFERING     REGISTRATION
REGISTERED (1) REGISTERED (2)   SHARE (3)   PRICE (3)    FEE
----------------------------------------------------------------------
Common
Stock
no par         3,600,000         $0.52      $1,872,000   $468
value          Shares            Per Share
----------------------------------------------------------------------
(1) This registration statement covers the common stock issuable upon the exercise of options issued under our 2000 Stock Option
Plan to employees of the registrant.

(2) This registration statement shall also cover an indeterminable number of additional shares of common stock which may become issuable under the Stock Option Plan by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(3) The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, based upon: (i) the exercise price of $0.60 per share of outstanding options to purchase 2,500,000 shares that have been issued under our 2000 Stock Option Plan; (ii) the exercise price of $0.31 per share of outstanding options to purchase 1,050,000 shares that have been issued under our 2000 Stock Option Plan; (iii) the market price of our common stock of $0.41 per share as of October 4, 2001 with respect of the remaining options to purchase 50,000 shares that may be granted pursuant to our 2000 Stock Option Plan. The Proposed Aggregate Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of shares of Common Stock to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(l) under Securities Act of 1933, as amended.
                     --------------------
                         Copies to:
                      Michael A. Cane
                      Cane & Company
               2300 W. Sahara Ave., Suite 500
                   Las Vegas, Nevada 89102
                      (702) 312-6255

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                               PART I

            INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

                              PART II

Item 3.  Incorporation of Documents by Reference.

The following documents filed by Cool Can Technologies, Inc. (the
"Company"), with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(1) The Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on October 2, 2001;

(2) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to the filing of the Company's Form 10-KSB Annual Report referred to in (1) above;

(3) The description of the Company's Common Stock which is contained in the Company's Form 10-SB Registration Statement, filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") originally on August 26, 1999 and as amended through February 29, 2000.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 4.  Description of Securities.

The securities to be offered are registered under Section 12 of the Exchange Act of 1934.

Item 5.  Interests of Named Experts and Counsel.

No expert or counsel named in this prospectus as having prepared or certified any part of it or as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Charles Clayton, Attorney, independent counsel, has provided an opinion regarding the due authorization and valid issuance of the shares of Common Stock issuable upon exercise of the options.

Item 6.  Indemnification of Directors and Officers.

The by-laws of the Company provide that the Company shall indemnify the officers and directors of the Company in such manner, under such circumstances and to the extent required by Section 302A.521 of the Minnesota Statutes.

Section 302A.521 of the Minnesota Statues provides that the Company shall indemnify an officer or director made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person as an officer or director against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to any employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

  (1) Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

  (2)  Acted in good faith;

  (3)  Received no improper personal benefit;

  (4) In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

  (5) In the case of acts or omissions occurring in the official capacity as an officer or

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       director, reasonably believed that the conduct was in the
       best interests of the Company, or in the case of acts or omissions occurring as a result of the officer or director serving at the request of the Company as an officer, director, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the Company if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

If an officer or director of the Company is made or threatened to be made a party to a proceeding, the person is entitled, upon written request to the Company, to payment or reimbursement by the corporation of reasonable expenses, including attorneys' fees and disbursements, incurred by the person in advance of the final disposition of the proceeding, (a) upon receipt by the corporation of a written affirmation by the person of a good faith belief that the criteria for indemnification by the Company have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the Company, if it is ultimately determined that the criteria for indemnification have not been satisfied, and (b) after a determination that the facts then known to those making the determination would not preclude indemnification.

All determinations whether indemnification of an officer or director by the Company is required because the criteria for indemnification have been satisfied and whether a person is entitled to payment or reimbursement of expenses in advance of the final disposition of a proceeding shall be made:

  (1) by the board by a majority of a quorum, if the directors who are at the time parties to the proceeding are not counted for determining either a majority or the presence of a quorum;

  (2) if a quorum under clause (1) cannot be obtained, by a majority of a committee of the board, consisting solely of two or more directors not at the time parties to the proceeding, duly designated to act in the matter by a majority of the full board including directors who are parties;

  (3) if a determination is not made under clause (1) or (2), by special legal counsel, selected either by a majority of the board or a committee by vote pursuant to clause (1) or (2) or, if the requisite quorum of the full board cannot be obtained and the committee cannot be established, by a majority of the full board including directors who are parties;

  (4) if a determination is not made under clauses (1) to (3), by the affirmative vote of the shareholders of the Company, but the shares held by parties to the proceeding must not be counted in determining the presence of a quorum and are not considered to be present and entitled to vote on the determination; or

  (5) if an adverse determination is made under clauses (1) to (4), or if no determination is made under clauses (1) to (4) within 60 days after (i) the later to occur of the termination

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       of a proceeding or a written request for indemnification to the corporation or (ii) a written request for an advance of expenses, as the case may be, by a court in the State of Minnesota, which may be the same court in which the proceeding involving the person's liability took place, upon application of the person and any notice the court requires.

The Company may purchase and maintain insurance on behalf of an officer or director in that person's official capacity as an officer or director against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the Company would have been required to indemnify the person against the liability under the provisions of Section 302A.51 of the Minnesota Statutes.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit
Number  Description of Document
------  ------------------------------------------------------

4.1   Stock Option Plan
5.1 Opinion of Charles Clayton, Attorney regarding the due authorization and valid issuance of the shares of Common Stock issuable upon exercise of the options with consent to use.
23.1  Consent of Virchow, Krause & Company, LLP, Independent Auditors
24.1 Power of Attorney (included on the signature page of this registration statement).

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Item 9.  Undertakings.

The Company hereby undertakes:

The Company hereby undertakes:

  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration:

   (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   (2) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

   (3) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided however, that that paragraphs (a) (1) and (2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the


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     successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of the counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                            SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant, Cool Can Technologies, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on this 3rd day of October, 2001.

                                   COOL CAN TECHNOLOGIES, INC.

                                   By:  /s/ Bruce Leitch
                                      -----------------------------
                                      Bruce Leitch, President
                                     (Principal Executive Officer)
                                     (Principal Accounting Officer)


                        POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Bruce Leitch, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacities and on the date indicated.

Signature                      Title                          Date
---------                      -----                          ----
                               President & Director
/s/ BRUCE LEITCH              (Principal Executive Officer)   October 3, 2001
---------------------------   (Principal Accounting Officer)
BRUCE LEITCH

/s/ JERRY MCNAB                Director                       October 3, 2001
---------------------------
JERRY MCNABB

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